UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2024
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amended and Restated Portfolio Loan Facility
On November 3, 2021, certain of KBS Real Estate Investment Trust III, Inc.’s (“KBS REIT III”) indirect wholly owned subsidiaries (the “Portfolio Loan Borrowers”), entered into a loan agreement with Bank of America, N.A., as administrative agent (the “Portfolio Loan Agent”); BofA Securities, Inc., Wells Fargo Securities, LLC and Capital One, National Association as joint lead arrangers and joint book runners; Wells Fargo Bank, N.A., as syndication agent; and each of the financial institutions signatory thereto as lenders (as subsequently modified and amended, the “Amended and Restated Portfolio Loan Facility”). The current lenders under the Amended and Restated Portfolio Loan Facility are Bank of America, N.A.; Wells Fargo Bank, National Association; U.S. Bank, National Association; Capital One, National Association; PNC Bank, National Association; Regions Bank; and Zions Bankcorporation, N.A., DBA California Bank & Trust (together, the “Portfolio Loan Lenders”).
As previously disclosed, on October 11, 2024, KBS REIT III, through the Portfolio Loan Borrowers, entered into a sixth loan modification and extension agreement with the Portfolio Loan Agent and the Portfolio Loan Lenders (the “Sixth Extension Agreement”).(1) Pursuant to the terms of the Sixth Extension Agreement, the maturity date of the facility was automatically extended to January 23, 2025. Additionally, on November 22, 2024, KBS REIT III, through the Portfolio Loan Borrowers, entered into a seventh loan modification agreement with the Portfolio Loan Agent and the Portfolio Loan Lenders (the “Seventh Extension Agreement”). The Seventh Extension Agreement requires that on or prior to December 19, 2024 (or such later date as the Portfolio Loan Agent may approve), the Portfolio Loan Borrowers and KBS REIT Properties III LLC, KBS REIT III’s indirect wholly owned subsidiary (“REIT Properties III”), as guarantor, enter into a customary mandate letter with the Portfolio Loan Agent under which the Portfolio Loan Agent will agree to pursue credit approval (subject to further diligence review and credit approvals by all Portfolio Loan Lenders, and final documentation satisfactory to all parties in their respective sole and absolute discretion) for a restructuring of the Amended and Restated Portfolio Loan Facility on the terms and conditions to be set forth in a term sheet attached to such mandate letter. The failure to meet this requirement constitutes an immediate default under the loan documents.
As of November 22, 2024, the aggregate outstanding principal balance of the Amended and Restated Portfolio Loan Facility was approximately $460.9 million, which reflects a pay down on November 15, 2024 of $140.4 million from the net proceeds from the sale of Preston Commons (see below). The Amended and Restated Portfolio Loan Facility was secured by 60 South Sixth, Sterling Plaza, Towers at Emeryville, Ten Almaden and Town Center (the “Properties”).
Under the Seventh Extension Agreement, the Portfolio Loan Agent and the Portfolio Loan Lenders waived the requirement for the Properties to satisfy the minimum required ongoing debt service coverage ratio through the then current maturity date under the loan documents and waived the requirement for REIT Properties III, as guarantor, to satisfy a net worth covenant through the then current maturity date under the loan documents.
Pursuant to the Seventh Extension Agreement, the Portfolio Loan Borrowers also agreed to pay the Portfolio Loan Agent certain costs and expenses incurred by the Portfolio Loan Agent in connection with the Seventh Extension Agreement. KBS REIT III continues to work with Moelis & Company LLC, a global investment bank, to consider various strategic initiatives.
Management Fee and Disposition Fee Subordination Agreement
On November 22, 2024, KBS REIT III’s external advisor, KBS Capital Advisors LLC (the “Advisor”), entered into a Management Fee and Disposition Fee Subordination Agreement (the “Subordination Agreement”) in favor of U.S. Bank National Association (the “Credit Facility Agent”) as agent for the lenders under the credit facility that was entered on July 30, 2021 (as subsequently modified and amended, the “Credit Facility”) among REIT Properties III, the Credit Facility Agent and the lenders party thereto (the “Credit Facility Lenders”). The current Credit Facility Lenders are U.S. Bank National Association and Bank of America, N.A.

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(1) On February 6, 2024 and July 15, 2024, KBS REIT III, through the Portfolio Loan Borrowers, entered into the fourth and fifth loan modification and extension agreements, respectively, with the Portfolio Loan Agent and the Portfolio Loan Lenders. See KBS REIT III’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 12, 2024, July 18, 2024 and October 18, 2024 for a description of the material terms of these agreements and the Sixth Extension Agreement.

Pursuant to the Subordination Agreement, the Advisor agreed that payment of certain asset management fees and disposition fees owed by KBS REIT III to the Advisor pursuant to the advisory agreement (as amended, the “Advisory Agreement”) will be subordinate to the obligations of REIT Properties III to the Credit Facility Lenders under the Credit Agreement (such obligations, the “Senior Debt”). Specifically, payment of asset management fees to the Advisor associated with five of KBS REIT III’s real estate properties is subordinated to the Senior Debt until the Senior Debt is paid in full, provided that KBS REIT III may pay the Advisor 90% of the asset management fees associated with these five properties so long as an “Event of Default” under the Credit Facility is not in existence or would not result from such payment. For the avoidance of doubt, the remaining 10% of the asset management fees associated with these properties is subordinated and deferred until the Senior Debt is paid in full. With respect to disposition fees associated with the sale of these five properties, the Advisor agreed that the disposition fees will be reduced to not more than 0.65% of the contract sales price of each property and that payment of such disposition fees to the Advisor is subordinated to the Senior Debt until the Senior Debt is paid in full. Such deferred disposition fees will be set aside and deposited to an interest bearing account under the control of the Credit Facility Agent.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information in this Report set forth under Item 1.01 regarding the Amended and Restated Portfolio Loan Facility and Seventh Extension Agreement is incorporated herein by reference.

ITEM 8.01 OTHER INFORMATION
Disposition of Preston Commons
On June 19, 2013, KBS REIT III, through an indirect wholly owned subsidiary, acquired three office buildings containing 427,799 rentable square feet located on approximately 6.3 acres of land in Dallas, Texas (“Preston Commons”). On November 15, 2024, KBS REIT III completed the sale of Preston Commons to a purchaser unaffiliated with KBS REIT III or the Advisor for $151.0 million, or $146.6 million net of credits given to the purchaser primarily for outstanding leasing costs, before third-party closing costs of approximately $0.9 million. Pursuant to the Advisory Agreement, the disposition fee payable by KBS REIT III to the Advisor related to the sale of Preston Commons was reduced to $500,000 and the payment of the fee was deferred to December 1, 2025. After adjusting for various operating prorations of approximately $4.3 million, the remaining sales proceeds of $141.4 million were used to pay down $140.4 million of the outstanding principal of the Amended and Restated Portfolio Loan Facility and pay $1.0 million of lender exit fees.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These include statements about KBS REIT III’s plans, strategies and prospects, including its ability to comply with any terms, conditions, obligations or covenants contained in any agreements related to debt obligations. These statements are subject to known and unknown risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and KBS REIT III undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the continued disruptions in the financial markets impacting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings. All forward-looking statements should be read in light of the risks identified in Part I, Item 1A of KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Part II, Item 1A of KBS REIT III’s Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission.
As a result of KBS REIT III’s upcoming loan maturities, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability, there is substantial doubt as to KBS REIT III’s ability to continue as a going concern for at least a year from November 14, 2024. If KBS REIT III is unable to repay, refinance or extend maturing loans, the lenders may seek to foreclose on the underlying collateral. Moreover, KBS REIT III’s loan agreements contain cross default provisions, including that the failure of one or more of its subsidiaries to pay debt as it matures under one debt facility may trigger the acceleration of KBS REIT III’s indebtedness under other debt facilities. There is no assurance that KBS REIT III will be able to satisfy, extend or refinance any maturing loans. Even if KBS REIT III does, KBS REIT III may still be adversely affected if substantial principal paydowns are required or if it is unable to satisfy any covenants or other terms and conditions contained in any agreement evidencing such extension or refinancing. There is no assurance that KBS REIT III will be able to satisfy any covenants or other terms and conditions contained in any current agreements evidencing its debt obligations or any extension or refinancing agreement that is entered into. Certain of KBS REIT III’s loan agreements require KBS REIT III to satisfy conditions that are not in the sole control of KBS REIT III, including KBS REIT III taking identified actions relating to its portfolio. If KBS REIT III unable to successfully refinance or restructure certain of its debt instruments or meet the conditions of its loan agreements, KBS REIT III may seek the protection of the bankruptcy court to implement a restructuring plan, which would constitute an event of default under the indebtedness of its subsidiaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: November 26, 2024	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary